UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13063	81-0422894
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 754-2233

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 1, 2014, Scientific Games Corporation (“Scientific Games”) and Bally Technologies, Inc. (“Bally”) announced that they had entered into a definitive agreement pursuant to which Scientific Games agreed to acquire Bally (the “Bally Acquisition”).  Completion of the Bally Acquisition remains subject to approval by Bally’s stockholders, receipt of certain gaming regulatory approvals and other customary conditions. There can be no assurance that the Bally Acquisition or the contemplated financing will be completed.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 1, 2014, Scientific Games amended its existing credit agreement (the “Credit Agreement”), dated as of October 18, 2013, by and among Scientific Games International, Inc., as borrower (“Financing Sub”), Scientific Games, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, to, among other things, (i) effective as of October 1, 2014, permit the Bally Acquisition and the transactions related thereto, including the incurrence of term loans by SGMS Escrow Corp., a newly formed, wholly owned subsidiary of Financing Sub, and (ii) effective as of the consummation of the Bally Acquisition (and the satisfaction of the other conditions contemplated by the amendment), (A) increase its revolving credit facility to $567,589,285.71, (B) permit Financing Sub to assume the term loans under the Escrow Credit Agreement (as defined below) as incremental term loans under the Credit Agreement and (C) modify the financial covenant applicable to the revolving credit facility under the Credit Agreement such that it will be tested each quarter, irrespective of usage of that revolving credit facility, at modified levels as described in the Credit Agreement.

In addition, on October 1, 2014, SGMS Escrow Corp. entered into an escrow credit agreement (the “Escrow Credit Agreement”) by and among SGMS Escrow Corp., as borrower, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent.  The Escrow Credit Agreement provides for $2,000,000,000.00 of term loans, the net proceeds of which are expected to provide a portion of the funds to be used to finance the Bally Acquisition, and upon and in connection with the consummation of the Bally Acquisition the term loans under the Escrow Credit Agreement will be assumed by Financing Sub and become incremental term loans under the Credit Agreement.

The new term loans incurred under the Escrow Credit Agreement are scheduled to mature on October 1, 2021 (subject to an accelerated maturity under certain circumstances).

The term loans under the Escrow Credit Agreement (including after they are assumed by Financing Sub and become incremental term loans under the Credit Agreement) amortize in equal quarterly installments in an amount equal to 1.00% per annum of the stated principal amount thereof, with the remaining balance due at final maturity. Interest on the new term loans is payable at a rate equal to the eurodollar (LIBOR) rate or the base rate, plus an applicable margin, in each case, subject to a eurodollar (LIBOR) rate floor of 1.00% or a base rate floor of 2.00%, as applicable.  The applicable margin for the incremental term loans (under the Escrow Credit Agreement and, when assumed by Financing Sub, the Credit Agreement) is 5.00% per annum for eurodollar (LIBOR) loans and 4.00% per annum for base rate loans.

As a result of the amendment of the Credit Agreement, the applicable margin for the existing term loans under the Credit Agreement (i) prior to the consummation of the Bally Acquisition, will remain as 3.25% per annum for eurodollar (LIBOR) loans and 2.25% per annum for base rate loans, and (ii) from and after the consummation of the Bally Acquisition, will be 5.00% per annum for eurodollar (LIBOR) loans and 4.00% per annum for base rate loans.  There will be no change to the borrowing rate applicable to loans borrowed or to letters of credit issued under the revolving credit facility after the consummation of the Bally Acquisition.

Borrowings under the Escrow Credit Agreement are solely the obligation of SGMS Escrow Corp., are not guaranteed by Scientific Games or any of its other subsidiaries, and are secured by a pledge of amounts deposited into a secured escrow account of SGMS Escrow Corp.  In the event that the Bally Acquisition is not consummated, SGMS Escrow Corp. will repay amounts borrowed under the Escrow Credit Agreement, plus accrued interest thereon, with amounts deposited into a secured escrow account of SGMS Escrow Corp. and other amounts that may be contributed by Scientific Games and its other subsidiaries to SGMS Escrow Corp. and deposited into that escrow account from time to time.  Borrowings under the Credit Agreement (including the incremental term loans, after they are assumed by Financing Sub) are guaranteed by Scientific Games and each of Scientific Games’ current and future direct and indirect wholly owned domestic subsidiaries (other than Financing Sub), subject to certain customary exceptions as set forth in the Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the amendment to the Existing Credit Facility or the Escrow Credit Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.  The descriptions of the terms of the amendment to the Existing Credit Facility and the Escrow Credit Agreement are qualified in their entirety by reference to the respective exhibit.

Certain of the lenders under the Credit Agreement and the Escrow Credit Agreement and/or their affiliates have provided, and may in the future provide, various financial advisory, investment banking, cash management, commercial banking, and other services to Scientific Games and its subsidiaries, for which they have received, and may in the future receive, customary fees.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Amendment No. 1 to Credit Agreement, dated as of October 1, 2014, by and among Scientific Games International, Inc., as the borrower, Scientific Games, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender. (*)

10.2

Escrow Credit Agreement, dated as of October 1, 2014, by and among SGMS Escrow Corp., the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent. (*)

(*) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Scientific Games Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scientific Games Corporation

Date: October 7, 2014	By:	/s/ Jack B. Sarno

		Name:	Jack B. Sarno

		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary

EXHIBIT INDEX

10.1

Amendment No. 1 to Credit Agreement, dated as of October 1, 2014, by and among Scientific Games International, Inc., as the borrower, Scientific Games, the lenders and other agents from time to time party thereto, and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender.

10.2	Escrow Credit Agreement, dated as of October 1, 2014, by and among SGMS Escrow Corp., the lenders and other agents from time to time party thereto and Bank of America, N.A., as administrative agent.